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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (Date of earliest reported) February 1, 2000
                                                      -----------------



                      Network Holdings International, Inc.
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             (Exact name of registrant as specified in its charter)





Delaware                            000-25265                65-0794980
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)




2701 Oakland Park Boulevard, Ft. Lauderdale, Florida                    33311
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         (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code           (954) 453-3400
                                                  ------------------------------

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Item 2.  Acquisition or Disposition of Assets

         On February 1, 2000 (the "Closing Date"), Network Holdings International, Inc., a Delaware corporation ("NHI") conveyed certain of the assets of its wholly-owned subsidiary, TravelMax International, Inc., a California corporation ("TravelMax"), to ProTravel Solutions, Inc. ("ProTravel"), an unaffiliated party. The sale was pursuant to an Asset Purchase Agreement entered into between ProTravel and TravelMax dated as of January 28, 2000 (the "Agreement"), a copy of which is filed as an exhibit to this Current Report on Form 8-K.

         At the closing, ProTravel paid TravelMax $150,000 in cash. ProTravel also placed into escrow an additional $80,000, which may be used to satisfy certain obligations of TravelMax that may arise following the Closing Date. To the extent no such claims arise, $65,000 of the escrowed funds will be released to TravelMax no later than ninety days after the Closing Date; the remaining $15,000 will be released six months following the Closing Date. ProTravel also agreed to pay up to $150,000 in outstanding commissions to TravelMax' independent sales agents, for which TravelMax currently is liable.

         The assets TravelMax conveyed to ProTravel included furnishings, computer equipment, general office equipment. TravelMax also provided ProTravel access to and rights to utilize TravelMax's database of independent travel agents.

         The parties participated in arms' length negotiations to establish the amount of consideration for this transaction, and the purchase price was determined by taking into consideration the fair market value of the assets conveyed. TravelMax will use utilize the cash proceeds from this asset disposition to satisfy some of its financial obligations and reduce debt.

         In connection with this transaction, NHI entered into a software license agreement with ProTravel and Kamtel International, Inc. ("Kamtel"), by which NHI and Kamtel licensed certain software developed by them to ProTravel. A copy of the software licensing agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

         (b) Pro forma financial information

         No pro forma financial information for the transaction reported on this Current Report on Form 8-K will be provided at this time. The registrant will use its best efforts to file pro forma financial information giving effect to the disposition of certain of the TravelMax assets in the next 60 days.

         (c) Exhibits

         The Asset Purchase Agreement between TravelMax and ProTravel is filed herewith as Exhibit 10.10.

         The Software Licensing Agreement among NHI, Kamtel and ProTravel is filed herewith as Exhibit 10.11.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    NETWORK HOLDINGS INTERNATIONAL, INC.



Date:  February 28, 2000            By: /s/ James C. Healy
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                                        James C. Healy, Executive Vice President


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